Opportunistically monetizing spectrum

uscellular

- UScellular has reached agreements to monetize ~70% of its total spectrum holdings, measured on a MHz-Pops basis, including the T-Mobile transaction
- Subscribers of four mobile network operators, in addition to T-Mobile, will benefit from the sale of UScellular's spectrum licenses
- Total combined gross proceeds to UScellular upon close of the Verizon and AT&T spectrum transactions will be **$2.018B**
  - Total combined net proceeds to UScellular, giving effect to expected cash taxes due from UScellular to the parent company (TDS) of **$325M - $375M**, are expected to be **$1.65B - $1.7B**
    - Combined cash taxes due at the consolidated level (TDS) are projected to be ~ $50M less than the UScellular amount as a result of carryforward tax attributes available at the TDS level



Low & Mid-Band MHz-Pops (1)
1,969M MHz-Pops(3)
Band MHz-Pops
600 MHz (2) 594
700 MHz (A Block)(70%) 319
AWS (96%) 563
PCS (93%) 443
2.5 GHz 50
24 GHz(3)
$1.0B Proceeds
705M MHz-Pops
Band MHz-Pops
Cellular 663
AWS 11
PCS 19
700 MHz B/C 2
CBRS 3
C-Band 7
$1.018B Proceeds
1,581M MHz-Pops
Band MHz-Pops
3.45 GHz 1,250
700 MHz (B/C) 331
1,861M MHz-Pops(3)
Band MHz-Pops
700 MHz (A Block) (30%) 133
AWS (4%) 13
CBRS 75
C-Band 1,640
28 GHz (3)
37/39 GHz (3)
Included in sale of wireless operations to T-Mobile (Announced 5/28/2024)
Included in sale to Verizon and two other carriers (Announced 10/18/2024)
Included in sale to AT&T (Announced 11/7/2024)
Remaining

Footnotes

(1) King Street and Advantage MHz-Pops are included in the graph.

(2) ~39% subject to a put/call agreement.

(3) Quantification of mmWave MHz-Pops not included in the graph.